Amendment 10.6

FIRST AMENDMENT TO LICENSING AGREEMENT

THIS FIRST AMENDMENT TO LICENSING AGREEMENT (the “Amended Agreement”), dated and effective as of August 4, 2015 (the “Effective Date”), is made by Alpine 4 Technologies Ltd. (formerly Alpine 4 Automotive Technologies Ltd.), a Delaware corporation, (“Licensee”) and AutoTek Incorporated, an Arizona corporation (“Licensor”).   Licensee and Licensor may hereinafter also be referred to individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A.  On August 5, 2014, the Licensee and Licensor entered into the initial Licensing Agreement (the “Original Agreement”) relating to the license by the Licensor of certain rights to certain confidential and proprietary technology including software code (the “Source Code”), as more fully described in the Original Agreement (the “Existing Technology”).

B.   Licensor and Licensee have worked to close the purchase by Licensee of the Source Code, which is subject to the approval by the shareholders of Licensor, and have prepared and filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4 relating to the obtaining of consent of shareholders of the Licensor, which registration statement had not been declared effective as of the date of this Amended Agreement.

C.  Licensee and Licensor now desire to amend the Original Agreement to extend the termination deadline of the Original Agreement.

AGREEMENT

For good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the Parties agree as follows:

Section 15 of the Original Agreement is hereby amended to read as follows:

Section 15.  TERM; TERMINATION.  The term of this Agreement shall be commencing on 8:00 a.m., EST, on the Effective Date and shall end on 11:59 p.m., EST, on the date of the earlier to occur of:  (A) the execution and closing of the Definitive Purchase Agreement by the parties and providing for the acquisition of the Source Code from AUTOTEK, or (B) on 8:00 a.m., EST, on the second annual anniversary of the Effective Date.

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand the day indicated.

LICENSOR
AutoTek Incorporated, an Arizona corporation

By: /s/ Richard Battaglini
Name:  Richard Battaglini
Title:    President, CEO
Date: August 4, 2015

LICENSEE
Alpine 4 Technologies Ltd., a Delaware corporation

By:  Kent Wilson
Name: Kent Wilson
Title:   Chief Executive Officer
Date: August 4, 2015